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                                                                    EXHIBIT 99.1


                            SENSORMEDICS CORPORATION

           PROXY FOR SPECIAL MEETING OF STOCKHOLDERS -- JUNE 28, 1996

    The undersigned, revoking all prior proxies, hereby appoints GEORGE D. HOLMES and PIERRE SICE, or each or either of them, proxies for the undersigned, with full power of substitution, to vote all outstanding shares of Common Stock, Series A Preferred Stock and Series B Preferred Stock as of the Record Date, May 28, 1996, which the undersigned is entitled to vote at the Special Meeting of Stockholders of SensorMedics Corporation (the "Company") to be held at the Company, 22705 Savi Ranch Parkway, Yorba Linda, California on Friday, June 28, 1996 at 10:00 a.m., Pacific Time, or at any adjournment thereof, upon such business as may properly come before the meeting or any adjournment thereof including, without limiting such general authorization, the following proposals described in the accompanying proxy statement:

1. FOR / /    AGAINST / /    ABSTAIN / /  Approval of the Agreement and Plan of
                                          Merger among the Company, SMC
                                          Acquisition Corp. ("Acquisition
                                          Corp.") and Thermo Electron
                                          Corporation ("Thermo") providing,
                                          among other things, for the merger of
                                          Acquisition Corp. with and into the
                                          Company (the "Merger") pursuant to
                                          which (i) each share of the Company's
                                          common stock, no par value ("the
                                          Company Common Stock"), outstanding at
                                          the effective time of the Merger
                                          (other than shares with respect to
                                          which dissenters' rights are
                                          perfected) will be converted into the
                                          right to receive .2864 share of
                                          Thermo's common stock, $1.00 par value
                                          ("Thermo Common Stock"), (ii) each
                                          share of the Company's Series A
                                          preferred stock, no par value will be
                                          converted, at the option of the
                                          holder, into either the right to
                                          receive $1.74 in cash (representing
                                          the liquidation preference with
                                          respect to such shares as of the
                                          consummation of the Merger) or .0411
                                          share of Thermo Common Stock (which is
                                          intended to represent a value
                                          equivalent to the liquidation
                                          preference), and (iii) each share of
                                          the Company's Series B preferred
                                          stock, no par value, which is not
                                          converted into shares of the Company
                                          Common Stock prior to the Merger, will
                                          be converted into the right to receive
                                          $12.51 in cash (representing the
                                          liquidation preference with respect to
                                          such shares as of the consummation of
                                          the Merger) and the Company will
                                          become a wholly owned subsidiary of
                                          Thermo.

               COMMON, SERIES A PREFERRED AND SERIES B PREFERRED

                                   (continued, and to be signed on reverse side)
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                          (continued from other side)

    2. To transact such other business as may properly come before the Special Meeting or any adjournment thereof. The Company is not aware of any other business that will come before the Special Meeting.

    UNLESS OTHERWISE SPECIFIED ON THE REVERSE SIDE, THIS PROXY WILL BE VOTED FOR PROPOSAL 1 AND IN THE DISCRETION OF THE PROXIES IN MATTERS DESCRIBED IN PROPOSAL 2.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE COMPANY.

                                   The undersigned agree that said proxies may vote in accordance with their discretion with respect to any other matters which may properly come before the meeting. The undersigned instructs such proxies to vote as directed on the reverse side.

                                   COMMON         This Proxy should be dated,
                                                  signed by the shareholder
                                   SERIES A       exactly as printed at the left
                                   PREFERRED      and returned promptly in the
                                                  enclosed envelope. Persons
                                   SERIES B       signing in a fiduciary
                                   PREFERRED      capacity should so indicate.


                                                      Dated:  , ___

                                                      --------------------------
                                                             (Signature)

                                                      --------------------------
                                                             (Signature)

                       / / I PLAN TO ATTEND THE MEETING.